[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON COMPANY]



                         FACSIMILE COVER SHEET

To: Wells Fargo Bank N.A., not in its individual capacity, but solely as Trustee for Park Place Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1

Attention:        Client Manager Park Place Securities, Inc., 2005-WHQ1

Fax number:       410-715-2380

Date:             24 February 2005

Pages (including cover page):6

Our Reference No: External ID: 9171098N / Risk ID: 47079655

Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.

FOR INTEREST RATE PRODUCTS:               FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370         Telephone numbers: (212) 538-4437/
Facsimile number: (917) 326-8603          (212) 538-8297/(212) 325-5119
Email: list.otc-inc-accept-ny@csfb.com    Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

We are delighted to have entered into this transaction with you.



CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

                                                                24 February 2005

Wells Fargo Bank N.A., not in its individual capacity, but solely as Trustee for Park
Place Securities Inc., Asset-Backed
Pass-Through Certificates, Series 2005-WHQ1

External ID: 9171098N

________________________________________________________________________________

Dear Sir/Madam

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSFBi" means Credit Suisse First Boston International and "Counterparty" means Wells Fargo Bank N.A., not in its individual capacity, but solely as Trustee for Park Place Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

         This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 24 February 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         CSFBi and Counterparty each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

                  Notional Amount:           USD 7,999,999.99, subject to
                                             amortisation as set out in the
                                             Additional Terms

                  Trade Date:                3 February 2005

                  Effective Date:            24 February 2005

                  Termination Date:          25 June 2009

         Fixed Amounts:

                  Fixed Rate Payer:          Counterparty

                  Fixed Amounts:             For a Fixed Rate Payer Payment
                                             Date, the amount set out in the
                                             Additional Terms for such Fixed
                                             Rate Payer Payment Date.

                  Fixed Rate Payer
                  Payment Dates:             The 25th calendar day of each month
                                             from and including 25 March 2005 to
                                             and including the Termination Date
                                             adjusted using the Following
                                             Business Day Convention

         Floating Amounts:

                  Floating Rate Payer:       CSFBi

                  Floating Amounts:          The amount calculated pursuant to
                                             Section 6.1(a) of the 2000 ISDA
                                             Definitions as the CSFBi Floating
                                             Amount shall be multiplied by 250
                                             for each Calculation Period, and
                                             the resulting product shall be the
                                             actual CSFBi Floating Amount,
                                             respectively, with respect to each
                                             such Calculation Period.

                  Floating Rate Payer
                  Payment Dates:             The 25th calendar day of each month
                                             from and including 25 March 2005 to
                                             and including the Termination Date
                                             adjusted using the Following
                                             Business Day Convention, except for
                                             the final Period End Date where no
                                             adjustment shall be made.

                  Floating Rate Option:      USD-LIBOR-BBA

                  Designated Maturity:       1 month

                  Spread:                    None

                  Floating Rate
                  Day Count Fraction:        Actual/360

                  Reset Dates:               The first day of each Calculation
                                             Period

                  Compounding:               Inapplicable

         Calculation Agent:                  CSFBi

         Business Days:                      New York

         Account Details:

                  Payments to CSFBi:         As advised separately in writing

                  Payments to Counterparty:  Wells Fargo Bank, N.A.
                                             San Francisco, CA
                                             ABA No.: 121-000-248
                                             Account No.: 3970771416
                                             Account Name: SAS Clearing
                                             FFC: 17144902

Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified on request.



                                ADDITIONAL TERMS

--------------------------------------------------------------------------------
  CALCULATION PERIOD UP TO
       BUT EXCLUDING                     CALCULATION
     THE PAYMENT DATE                       AMOUNT                 FIXED AMOUNT
   SCHEDULED TO OCCUR ON:                  (IN USD):                 (IN USD)
--------------------------------------------------------------------------------
         March 25, 2005                 7,999,999.99              6,369,638.88
         April 25, 2005                 7,926,194.44              6,107,297.95
          May 25, 2005                  7,830,969.36              6,033,925.03
          June 25, 2005                 7,714,356.91              6,340,344.23
          July 25, 2005                 7,576,551.54              5,448,698.08
         August 25, 2005                7,417,915.82              5,715,658.68
       September 25, 2005               7,238,984.83              5,763,714.91
        October 25, 2005                7,040,468.46              5,244,000.04
        November 25, 2005               6,823,251.91              5,257,457.75
        December 25, 2005               6,588,554.72              5,415,059.91
        January 25, 2006                6,342,259.90              4,561,053.83
        February 25, 2006               6,085,828.88              5,001,875.13
         March 25, 2006                 5,839,905.68              4,499,768.99
         April 25, 2006                 5,604,055.18              4,030,171.85
          May 25, 2006                  5,377,860.39              4,143,753.47
          June 25, 2006                 5,160,921.72              4,109,150.96
          July 25, 2006                 4,952,856.27              3,689,069.64
         August 25, 2006                4,753,297.10              3,662,514.44
       September 25, 2006               4,561,892.56              3,515,033.25
        October 25, 2006                4,378,305.67              3,373,575.73
        November 25, 2006               4,202,081.20              3,453,643.85

--------------------------------------------------------------------------------
  CALCULATION PERIOD UP TO
       BUT EXCLUDING                     CALCULATION
     THE PAYMENT DATE                       AMOUNT                 FIXED AMOUNT
   SCHEDULED TO OCCUR ON:                  (IN USD):                 (IN USD)
--------------------------------------------------------------------------------
        December 25, 2006               4,033,067.16              3,003,976.86
        January 25, 2007                3,865,561.02              2,879,212.13
        February 25, 2007               3,370,905.00              2,683,930.95
         March 25, 2007.                1,424,258.60              1,097,420.92
         April 25, 2007                 1,315,193.86                979,604.80
          May 25, 2007                  1,219,451.82                939,613.04
          June 25, 2007                 1,174,588.97                905,045.27
          July 25, 2007                 1,131,468.52                871,820.06
         August 25, 2007                1,090,018.89                895,874.42
       September 25, 2007               1,050,171.62                755,233.84
        October 25, 2007                1,011,861.18                779,660.12
        November 25, 2007                975,024.87                 776,319.54
        December 25, 2007                939,197.00                 723,670.85
        January 25, 2008                 905,151.60                 674,190.23
        February 25, 2008                870,309.14                 670,591.33
         March 25, 2008                  593,464.12                 457,276.46
         April 25, 2008                  575,423.64                 443,375.91
          May 25, 2008                   557,927.06                 458,554.05
          June 25, 2008                  540,958.05                 389,031.49
          July 25, 2008                  524,500.83                 404,138.82
         August 25, 2008                 508,540.05                 391,840.70
       September 25, 2008                493,060.83                 379,913.64
        October 25, 2008                 478,048.74                 392,902.95
        November 25, 2008                463,489.77                 333,319.96
        December 25, 2008                449,370.33                 357,790.84
        January 25, 2009                 435,677.25                 335,698.40
        February 25, 2009                422,397.72                 314,617.37
         March 25, 2009                  409,519.35                 315,543.19
         April 25, 2009                  397,030.10                 326,314.63
          May 25, 2009                   384,918.29                 286,701.31
          June 25, 2009                  373,172.59                 277,952.68
--------------------------------------------------------------------------------

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                                     Yours faithfully,

                                     Credit Suisse First Boston International




                                     By:_____________________________
                                          Name:
                                          Title:



                                     By:_____________________________
                                          Name:
                                          Title:




Confirmed as of the date first written above:

Wells Fargo Bank N.A., not in its individual capacity, but solely as Trustee for Park Place Securities Inc.,
Asset-Backed Pass-Through Certificates, Series 2005-WHQ1





By:________________________________
     Name:
     Title:

                             ELECTIONS AND VARIABLES
                        TO THE ISDA CREDIT SUPPORT ANNEX
                          DATED AS OF FEBRUARY 24, 2005
                                     BETWEEN

CREDIT SUISSE FIRST BOSTON INTERNATIONAL   AND    WELLS FARGO BANK N.A., NOT IN
                                                  ITS INDIVIDUAL CAPACITY,
                                                  BUT SOLELY AS TRUSTEE FOR
                                                  PARK PLACE SECURITIES, INC.,
                                                  ASSET-BACKED PASS-THROUGH
                                                  CERTIFICATES, SERIES 2005-WHQ1
              ("PARTY A")                         ("PARTY B")



PARAGRAPH 13.

(a)      SECURITY INTEREST FOR "OBLIGATIONS".

         The term "OBLIGATIONS" as used in this Annex includes the following additional obligations:

         With respect to Party A:   None.

         With respect to Party B:   None.

(b)      CREDIT SUPPORT OBLIGATIONS.

         (i)      DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

                  (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party" shall be deleted and the word "that" on the second line of Paragraph 3(a) shall be replaced with the word "a".

                  (B) "RETURN AMOUNT" has the meaning specified in Paragraph
                  3(b).

                  (C) "CREDIT SUPPORT AMOUNT" for a Valuation Date shall mean one of the following depending on whether or not the specified events have occurred on such Valuation Date:-

                           (i) if a Collateralization Event has not occurred, or has occurred but is not continuing, "CREDIT SUPPORT AMOUNT" shall mean zero (0);

                           (ii) if a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, "CREDIT SUPPORT AMOUNT" shall mean an amount in USD equal to the greater of (a) 2.5% of the Notional Amount plus the Secured Party's Exposure and (b) an amount equal to the Floating Amount payable by Party A in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after the date on which the Delivery Amount as a result of such Collateralization Event is due;

                           (iii) if a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, "CREDIT SUPPORT AMOUNT" shall mean an amount in USD equal to the sum of (a) the greater of Party B's Exposure and zero, and (b) the Notional Volatility Buffer. NOTIONAL VOLATILITY BUFFER, as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Transaction on such date, (ii) multiplied by 100, (iii) multiplied by the Volatility Buffer Percentage for such date as set out in the table below on such date,

          ----------------------------------------------------------------------
             PARTY A S&P RATING ON SUCH DATE     VOLATILITY BUFFER PERCENTAGE
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
          S&P S-T Rating of A-1 or above                     0.00%
          ----------------------------------------------------------------------
          S&P S-T Rating of A-2                              4.00%
          ----------------------------------------------------------------------
          S&P S-T Rating of A-3                              5.00%
          ----------------------------------------------------------------------
          S&P L-T Rating of BB+ or lower                     6.75%
          ----------------------------------------------------------------------

                                    L-T RATING means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

                                    S-T RATING means with respect to any Person, the short-term unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

         (ii) ELIGIBLE COLLATERAL. On any date, the following items will qualify as "ELIGIBLE Collateral" for Party A:

                                                                                        VALUATION
                                                                                        PERCENTAGE

                  (A)      Cash 100%

                  (B)      negotiable debt obligations issued                           98.5%
                           after 18 July 1984 by the U.S. Treasury Department
                           having a residual maturity on such date
                           of less than 1 year

                  (C)      negotiable debt obligations issued                           93.6%
                           after 18 July 1984 by the U.S. Treasury Department
                           having a residual maturity on such date
                           equal to or greater than
                           1 year but less than 5 years

                  (D)      negotiable debt obligations issued                           89.9%
                           after 18 July 1984 by the U.S. Treasury Department
                           having a residual maturity on such date
                           equal to or greater than 5 years but less
                           than 10 years

         (III)    OTHER ELIGIBLE SUPPORT. None.

         (iv)     THRESHOLDS.


                  (A)      "INDEPENDENT AMOUNT" means with respect to Party A:
                           Zero, unless otherwise set forth in the relevant Confirmation with respect to Party A.

                           "INDEPENDENT AMOUNT" means with respect to Party B:
                           Not applicable.

                  (B)      "THRESHOLD" means with respect to Party A and Party
                           B: Not applicable.

                  (C)      "MINIMUM TRANSFER AMOUNT" means with respect to Party
                           A: $50,000.

                           "MINIMUM TRANSFER AMOUNT" means with respect to Party
                           B: Not applicable.

                  (D) ROUNDING The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $10,000.


(c)      VALUATION AND TIMING.

         (i)      "VALUATION AGENT" means Party A.

         (ii)     "VALUATION DATE" means,

                  (A) in the event that (1) no Collateralization Event has occurred, or has occurred but is not continuing, (2) a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, or (3) two or more Collateralization Events have occurred pursuant to Part 5(b)(1)(C) and any other subparagraph of Part 5(b)(1) and are continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

                  (B) in the event that a Collateralization Event has occurred solely pursuant to Part 5(b)(1)(C) and is continuing, the last Local Business Day of each calendar week.

         (iii) "VALUATION TIME" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

         (iv) "NOTIFICATION TIME" means 4:00 p.m., London time, on a Local Business Day.

(d)      CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES.

         No events shall constitute a "Specified Condition."

(e)      SUBSTITUTION.

         (i)      "SUBSTITUTION DATE" has the meaning specified in Paragraph
                  4(d)(ii).

         (ii) CONSENT. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days' notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)      DISPUTE RESOLUTION.

         (i) "RESOLUTION TIME" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

         (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

                  (A)      with respect to any Cash; the amount thereof; and

                  (B) with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or
                           (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

         (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)      HOLDING AND USING POSTED COLLATERAL.

         (i)      ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS:

                  The Trustee (as defined in the Pooling and Servicing Agreement) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

         (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Party B. Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)      DISTRIBUTIONS AND INTEREST AMOUNT.

         (i) INTEREST RATE. The "INTEREST RATE" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

         (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

         (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(i)      ADDITIONAL REPRESENTATION(S).

         There are no additional representations by either party.

(j)      DEMANDS AND NOTICES.

         All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

         (i) shall be given to or made at the following addresses:

         If to Party A:

                  Address:          One Cabot Square
                                    London E14 4QJ
                                    England

                  Telephone:        44 20 7888 3083
                  Facsimile:        44 20 7883 7987
                  Attention:        Collateral Management Unit

         If to Party B:

                  As set forth in Part 4(a) of the Schedule;

         or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

         (ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)      ADDRESS FOR TRANSFERS.

         Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

         Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)      OTHER PROVISIONS.

         (i)      ADDITIONAL DEFINITIONS

                  As used in this Annex:

                  "EQUIVALENT COLLATERAL" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

                  "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

         (ii)     TRANSFER TIMING

                  (a) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

                           "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

                  (b) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

         (iii)    EVENTS OF DEFAULT

                  Paragraph 7 shall be amended so that the references in Paragraph 7(i), Paragraph 7(ii), and Paragraph 7(iii) to "two Local Business Days," "five Local Business Days," and "thirty days," respectively, shall instead be replaced by "one Local Business Day," "three Local Business Days," and "three Local Business Days," respectively.

         (iv)     RETURN OF FUNGIBLE SECURITIES

                  In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

         (v)      COVENANTS OF THE PLEDGOR

                  So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

         (vi)     NO COUNTERCLAIM

                  A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

         (vii)    HOLDING COLLATERAL

                  The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

         (viii)   SECURITY AND PERFORMANCE

                  Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

         (ix)     AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR

                  Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "SECURED PARTY" as used in this Annex means only Party B, (b) the term "PLEDGOR" as used in this Annex means only Party A,
                  (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

         (x)      EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS.

                  Every month after a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, then, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or
                  (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; PROVIDED, that this Paragraph 13(l)(xi) shall only apply to the extent that the Offered Certificates outstanding at such time (as defined in the Pooling and Servicing Agreement) are rated higher by S&P than the S&P L-T Rating of Party A; and PROVIDED FURTHER, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL     WELLS FARGO BANK N.A., NOT IN ITS
                                             INDIVIDUAL CAPACITY, BUT SOLELY AS
                                             TRUSTEE FOR PARK PLACE SECURITIES,
                                             INC., ASSET-BACKED PASS-THROUGH
                                             CERTIFICATES, SERIES 2005-WHQ1

By:_____________________________________
     Name:
     Title:    Authorized Signatory



By:_____________________________________     By:________________________________
     Name:                                        Name:
     Title:    Authorized Signatory               Title:

(MULTICURRENCY - CROSS BORDER)


                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.


                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT


                          dated as of February 24, 2005

                                     between





                                                            WELLS FARGO BANK N.A., NOT IN ITS INDIVIDUAL
                                                           CAPACITY, BUT SOLELY AS TRUSTEE FOR PARK PLACE

CREDIT SUISSE FIRST BOSTON INTERNATIONAL        and          SECURITIES, INC., ASSET-BACKED PASS-THROUGH
                                                                            CERTIFICATES,
                                                                          SERIES 2005-WHQ1
_______________________________________                       _________________________________________
              ("Party A")                                                    ("Party B")


                                     PART 1

                             TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

     Section 5(a)(v),      Not Applicable
     Section 5(a)(vi),     Not Applicable
     Section 5(a)(vii),    Not Applicable
     Section 5(b)(iv),     Not Applicable

and in relation to Party B for the purpose of:

     Section 5(a)(v),      Not Applicable
     Section 5(a)(vi),     Not Applicable
     Section 5(a)(vii),    Not Applicable
     Section 5(b)(iv),     Not Applicable

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) CERTAIN EVENTS OF DEFAULT. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in
     Section 14 is deemed to be modified accordingly:

         Section 5(a)(i) (FAILURE TO PAY OR DELIVER) will apply to Party A and Party B.
         Section 5(a)(ii) (BREACH OF AGREEMENT) will not apply to Party A or Party B.
         Section 5(a)(iii) (CREDIT SUPPORT DEFAULT) will not apply to Party A or Party B.
         Section 5(a)(iv) (MISREPRESENTATION) will not apply to Party A or Party B.
         Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION) will not apply to Party A or Party B.
         Section 5(a)(vi) (CROSS DEFAULT) will not apply to Party A or Party B.
         Section 5(a)(vii) (BANKRUPTCY) will apply to Party A and Party B; PROVIDED that clause (2) thereof shall not apply to Party B.
         Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION) will apply to Party A and will not apply to Party B.

(d) TERMINATION EVENTS. The following Termination Events will apply to the parties as specified below:

         Section 5(b)(i) (ILLEGALITY) will apply to Party A and Party B.
         Section 5(b)(ii) (TAX EVENT) will apply to Party A and Party B.
         Section 5(b)(iii) (TAX EVENT UPON MERGER) will apply to Party A and will not apply to Party B.
         Section 5(b)(iv) (CREDIT EVENT UPON MERGER) will not apply to Party A or Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i)   Market Quotation will apply.

     (ii)  The Second Method will apply.

(g)  "TERMINATION CURRENCY" means United States Dollars.

(h) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

     (i)   Party A fails to comply with the Downgrade Provisions as set forth in
           Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

     (ii) The Trust Fund (as defined in the Pooling and Servicing Agreement, dated as of February 1, 2005, among Park Place Securities Inc., HomeEq Servicing Corporation, and Wells Fargo Bank, N.A. (the POOLING AND SERVICING AGREEMENT)) is terminated pursuant to the Pooling and Servicing Agreement.

     (iii) The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling and Servicing Agreement.

     (iv) Notice of the requisite amount of Class CE Certificateholders', the NIMS Insurer's, or the Master Servicer's intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement is given by the Trustee to Certificateholders pursuant to Section 9.02 of the Pooling and Servicing Agreement.

                                     PART 2

                              TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

     (i)  Party A makes the following representation to Party B:

          (A) Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in
               Section 840A of the UK Income and Corporation Taxes Act of 1988.
          (B) Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.
          (C) Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.
          (D) Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

     (ii) Party B represents that it is the trustee of a trust created under an agreement governed by New York law.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:--

------------------------------------------------------------------------------------------------------
PARTY REQUIRED     FORM/DOCUMENT/CERTIFICATE          DATE BY WHICH TO BE DELIVERED
TO DELIVER
DOCUMENT
------------------------------------------------------------------------------------------------------
Party A            U.S. Internal Revenue Service      (i) Before the first Payment Date under
                   Form W-8IMY and any successor      this Agreement, such form to be updated at
                   form thereto                       the beginning of each succeeding three-
                                                      calendar-year period after the first payment
                                                      date under this Agreement, (ii) promptly upon
                                                      reasonable demand by Party B, and (iii) promptly
                                                      upon learning that any such Form previously
                                                      provided by Party A has become obsolete or
                                                      incorrect.
------------------------------------------------------------------------------------------------------

(b) Other documents to be delivered are:--

------------------------------------------------------------------------------------------------------------------------
PARTY REQUIRED                    FORM/DOCUMENT/CERTIFICATE                     DATE BY WHICH TO BE       COVERED BY
  TO DELIVER                                                                         DELIVERED           SECTION 3(D)
   DOCUMENT                                                                                             REPRESENTATION
------------------------------------------------------------------------------------------------------------------------
Party A and     Certified copy of the Board of Directors resolution (or        Concurrently with the         Yes
Party B         equivalent authorizing documentation) which sets forth the     execution and
                authority of each signatory to this Agreement and each         delivery of this
                Credit Support Document (if any) signing on its behalf and     Agreement.
                the authority of such party to enter into Transactions
                contemplated and performance of its obligations hereunder.
------------------------------------------------------------------------------------------------------------------------
Party A and     Incumbency Certificate (or, if available the current           Concurrently with the         Yes
Party B         authorized signature book or equivalent authorizing            execution and
                documentation) specifying the names, titles, authority         delivery of this
                and specimen signatures of the persons authorized to           Agreement unless
                execute this Agreement which sets forth the specimen           previously delivered
                signatures of each signatory to this Agreement, each           and still in full force
                Confirmation and each Credit Support Document (if any)         and effect.
                signing on its behalf.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Party A and B   An opinion of counsel to such party reasonably satisfactory    Concurrently with the         No
                in form and substance to the other party.                      execution and
                                                                               delivery of the
                                                                               Confirmation unless
                                                                               previously delivered
                                                                               and still in full
                                                                               force and effect.
------------------------------------------------------------------------------------------------------------------------
Party B         An executed copy of the Pooling and Servicing Agreement.       Within 30 days after          No
                                                                               the date of this
                                                                               Agreement.
------------------------------------------------------------------------------------------------------------------------

                                     PART 4.
                                 MISCELLANEOUS.

(a)  ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this Agreement:
     Party A:

    (1) Address for notices or communications to Party A (other than by facsimile):-

         Address: One Cabot Square              Attention: (1) Head of Credit Risk Management;
                  London E14 4QJ                           (2) Managing Director -
                  England                                      Operations Department;
                                                           (3) Managing Director - Legal Department

         Telex No.:  264521                     Answerback:    CSFBI G

         (For all purposes.)


    (2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

         Facsimile No.:    44 20 7888 2686
         Attention:        Managing Director - Legal Department

         Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028
         Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

     Party B:     Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, MD  21045
                  Attn: Client Manager Park Place Securities, Inc., 2005-WHQ1 Telephone No.: 410-884-2000
                  Facsimile No.:  410-715-2380

(b) PROCESS AGENT. For the purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent:

                   Credit Suisse First Boston LLC
                   Eleven Madison Avenue
                   New York, NY 10010

                   Attention:       General Counsel
                                    Legal and Compliance Department

     Party B appoints as its Process Agent:  Not Applicable.

(c) OFFICES. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d) MULTIBRANCH PARTY. For the purpose of Section 10(c) of this
    Agreement:

     Party A is not a Multibranch Party. Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A.

(f) CREDIT SUPPORT DOCUMENT. Credit Support Document means

     With respect to Party A:  The Credit Support Annex.

     With respect to Party B:  The Pooling and Servicing Agreement.

(g)  CREDIT SUPPORT PROVIDER.

     Credit Support Provider means in relation to Party A: Not Applicable. Credit Support Provider means in relation to Party B: Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).

(j) "AFFILIATE." Each of Party A and Party B shall be deemed to have no Affiliates.

(k) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

(l) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and
     (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(n) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

                                     PART 5.

                                OTHER PROVISIONS.

(a)  DEFINITIONS.

     This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will be governed in all respects by the Definitions (except that references to "Swap Transactions" shall be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Pooling and Servicing Agreement.

(B)  DOWNGRADE PROVISIONS.

     (1) It shall be a collateralization event (COLLATERALIZATION EVENT) if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A1" by Moody's Investors Service, Inc. (MOODY'S) or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) or (ii) if Party A does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A+" by S&P. For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Section 4.9 of the Pooling and Servicing Agreement. During any period in which a Collateralization Event is occurring, Party A shall, at its own expense, either (i) post collateral according to the terms of the 1994 ISDA Credit Support Annex between Party A and Party B, dated as of February 24, 2005, including Paragraph 13, thereof (the "Credit Support Annex"), or (ii) obtain a substitute counterparty that (a) is reasonably acceptable to Party B and approved in writing by the Rating Agencies (as defined in the Pooling and Servicing Agreement), (b) satisfies the Hedge Counterparty Ratings Requirement (as defined herein) and (c) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, PROVIDED that such substitute counterparty, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement will not lead to a termination event or event of default occurring under the Agreement or new transactions, as applicable. To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1), Party A shall request its legal counsel to deliver to each applicable Rating Agency within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion as to the enforceability of the ISDA Credit Support Annex.

     (2) It shall be a ratings event (RATINGS EVENT) if at any time after the date hereof Party A shall fail to satisfy the Hedge Counterparty Ratings Threshold. HEDGE COUNTERPARTY RATINGS THRESHOLD shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade), and
     (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A+" by Fitch, Inc. (FITCH) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party B are rated at least "F1" by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Section 4.9 of the Pooling and Servicing Agreement.

     (3) Following a Ratings Event, Party A shall take the following actions:

         (a) Party A, at its sole expense, shall (i) commence actively to seek to obtain a substitute counterparty that (A) is approved in writing by the Rating Agencies, (B) satisfies the Hedge Counterparty Ratings Requirement and (C) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, PROVIDED that such substitute counterparty, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement will not lead to a termination event or event of default occurring under the Agreement or new transactions, as applicable, and (ii) be required to post collateral as set forth in (b) below;

         (b) If Party A has not obtained a substitute counterparty as set forth in (3)(a) above within 30 days (or, in the case of a failure to meet the requirements of subparagraph (A) of the definition of "Hedge Counterparty Ratings Threshold", as soon as commercially practicable after such failure) of the Ratings Event, then Party A shall continue to seek a substitute counterparty and, on or prior to the expiration of such period, post collateral according to the terms of the Credit Support Annex. Notwithstanding anything contained herein to the contrary, if Party A is required to transfer its rights and obligations under this Agreement pursuant to this Part 5(b)(3) as a result of a rating issued by S&P, Party A shall, at all times prior to such transfer, be required to post collateral in accordance with (i) the terms of the Credit Support Annex or (ii) an agreement with Party B providing for the posting of collateral, which agreement shall satisfy the Rating Agency Condition specified in Part 5(n) below and require Party A to post the required collateral.

         HEDGE COUNTERPARTY RATINGS REQUIREMENT shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute counterparty are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute counterparty are rated at least "A+" by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or
         (ii) if such substitute counterparty does not have a short-term debt rating from Moody's, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A+" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(c) Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

     (vi) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

     (vii) INDIVIDUAL NEGOTIATION. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

     (viii) RELATIONSHIP BETWEEN PARTY A AND PARTY B. Subject as provided in
     Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

         (1) PRINCIPAL. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

         (2) NON-RELIANCE. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         (3) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

         (4) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d) Section 4 is hereby amended by adding the following new agreement:

         (f) ACTIONS AFFECTING REPRESENTATIONS. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e) SECTION 1(C). For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(f) TRANSFER. Section 7 is hereby amended to read in its entirety as follows:

         Except as stated under Section 6(b)(ii), in this Section 7, and Part 5(f) of the Schedule, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; PROVIDED, HOWEVER, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B; PROVIDED that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies (as defined in the Pooling and Servicing Agreement) that, notwithstanding such transfer, the then-current ratings of the Offered Certificates will not be reduced or withdrawn.

         Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(g) TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as trustee of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1 is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1 under this Agreement or any other related documents.

     Party B represents that:

         (i) Status. Wells Fargo Bank N.A. (the "Trustee") is trustee of the Trust whose appointment is valid and effective both under the laws of the State of New York and under the Pooling and Servicing Agreement, and the Trustee has the power to own assets in its capacity as trustee of the Trust.

         (ii) Powers. In its capacity as trustee of the Trust, the Trustee has power under the Pooling and Servicing Agreement to execute this Agreement and any other documentation relating to this Agreement to which the Trustee is party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) it has under any Credit Support Document to which the Trustee is party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Trustee or the Trust, any provision of the Pooling and Servicing Agreement, any order or judgment of any court or other agency of government applicable to the Trustee, the Trust or any assets of the Trust, or any contractual restriction binding on or affecting the Trustee, the Trust or any assets of the Trust;

         (iv) Consents. All governmental and other consents that are required have been obtained by the Trustee with respect to this Agreement or any Credit Support Document to which the Trustee is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

          (v) Obligations Binding. The obligation of the Trustee under this Agreement and any Credit Support Document to which the Trustee is party constitute legal, valid and binding obligations of the Trustee in its capacity as trustee of the Trust, enforceable against the Trust in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to the Trustee which would or might prevent the Trustee from having recourse to the assets of the Trust for the purposes of meeting such obligations.

(h) PROCEEDINGS. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Park Place Securities, Inc., Asset-Backed Pass-Through Certificates, Series 2005-WHQ1, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i) CHANGE OF ACCOUNT. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

     "to another account in the same legal and tax jurisdiction as the original account"

(j)  POOLING AND SERVICING AGREEMENT.

     (1) Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

     (2) Party B will provide at least ten days' prior written notice to Party A of any proposed amendment or modification to the Pooling and Servicing Agreement.

(k) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes without limitation, the Master Agreement to which this Schedule is attached, this Schedule and the Confirmation). The provisions for set-off set forth in
     Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); PROVIDED that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) REGARDING PARTY A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(n) RATING AGENCY CONDITION. This Agreement will not be amended unless Party B shall have received prior written confirmation from each of the Rating Agencies (as defined in the Pooling and Servicing

     Agreement) that such amendment will not cause S&P, Moody's, or Fitch to downgrade or withdraw its then-current ratings of any outstanding Offered Certificates.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.





CREDIT SUISSE FIRST BOSTON        WELLS FARGO BANK N.A., NOT IN ITS INDIVIDUAL
INTERNATIONAL                     CAPACITY, BUT SOLELY AS TRUSTEE FOR PARK PLACE
                                  SECURITIES, INC., ASSET-BACKED PASS-THROUGH
                                  CERTIFICATES, SERIES 2005-WHQ1
         ("Party A")                           ("Party B")


By:____________________________
Name:
Title:


By:____________________________   By:___________________________________________
Name:                             Name:
Title:                            Title:

(MULTICURRENCY - CROSS BORDER)
                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.

                                MASTER AGREEMENT
                          dated as of February 24, 2005
                                       and

                                   WELLS FARGO BANK N.A., NOT IN ITS INDIVIDUAL
                                  CAPACITY, BUT SOLELY AS TRUSTEE FOR PARK PLACE
  CREDIT SUISSE FIRST BOSTON       SECURITIES, INC., ASSET-BACKED PASS-THROUGH
        INTERNATIONAL                    CERTIFICATES, SERIES 2005-WHQ1
______________________________    ______________________________________________
         ("Party A")                              ("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement'), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


                                  WELLS FARGO BANK N.A., NOT IN ITS INDIVIDUAL
                                  CAPACITY, BUT SOLELY AS TRUSTEE FOR PARK
                                  PLACE SECURITIES, INC., ASSET-BACKED
 CREDIT SUISSE FIRST BOSTON       PASS-THROUGH CERTIFICATES, SERIES 2005-WHQ1
 INTERNATIONAL


        (NAME OF PARTY)                        (NAME OF PARTY)


 BY:__________________________     BY:_________________________________

 Name:                             Name:

 Title:                            Title:

 Date:                             Date:

 BY:__________________________

 Name:

 Title:

 Date: